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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2009

VAUGHAN FOODS, INC.

(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 N.E. 12th Street, Moore, OK 73160

(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01:	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On September 15, 2009, Vaughan Foods, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Department that its common stock has failed to maintain a minimum bid price of US $1.00 per share over a period of 30 consecutive trading days, as required by Nasdaq Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company will be provided with a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with this requirement. To regain compliance, the Company’s common stock must achieve a closing bid price of at least US $1.00 for a minimum of ten consecutive trading days.

The Company intends to monitor the bid price for its common stock between now and March 15, 2010. If the stock does not trade at a level that is likely to regain compliance, the Company’s Board of Directors will consider other options available to the Company to achieve compliance. If the Company is unable to come into compliance with the bid price requirement by March 15, 2010, the Nasdaq Listing Qualifications Department will provide the Company with written notification that its common stock will be delisted, which the Company may appeal to a Hearing’s Panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. If it meets the initial listing criteria, the Listing Qualifications Department will notify the Company that it has been granted an additional 180 calendar day compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: September 18, 2009	By:	/s/ Gene P. Jones

Gene P. Jones

Secretary, Treasurer and Chief Financial Officer